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                                                                    EXHIBIT 23.2

RP(R) FINANCIAL, LC.
Financial Services Industry Consultants

                                               February 22, 2005

Boards of Directors
Hudson City, MHC
Hudson City Bancorp, Inc.
Hudson City Savings Bank
West 80 Century Road
Paramus, New Jersey  07652

Members of the Boards:

      We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Registration Statement on Form S-1, and the Prospectus for Hudson City Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the Prospectus of Hudson City Bancorp, Inc.

                                                          Sincerely,

                                                          [RP FINANCIAL, LC.]

                                                          RP(R) FINANCIAL, LC.

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